Exhibit 99.1

Enova Announces Consent Solicitation for Senior Notes due 2025

CHICAGO, September 26, 2023/PRNewswire/ -- Enova International, Inc. (NYSE: ENVA) (the “Company”), a leading financial technology company powered by machine learning and world-class analytics, today announced that it has commenced a consent solicitation (the “Consent Solicitation”) pursuant to terms and conditions of a Consent Solicitation Statement, dated September 26, 2023 (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) to amend the indenture (the “Indenture”) governing its outstanding 8.500% Senior Notes due 2025 (the “Notes”) in order to increase the Company’s ability to make restricted payments in connection with share repurchases and for other corporate purposes. Given the strength of the Company’s balance sheet, its consistently strong financial performance since the Notes were originally issued and the meaningful improvement in the Company’s financial risk profile, the Company is requesting additional flexibility from the holders of the Notes to increase capital returns to its stockholders and for other corporate purposes. If approved by holders of the requisite aggregate principal amount of the outstanding Notes, the proposed amendment to the Indenture (the “Proposed Amendment”) would amend the Indenture to provide the Company with additional restricted payments capacity in an amount which does not exceed $200.0 million; so long as, immediately after giving pro forma effect to the making of such restricted payment, the Debt to Tangible Common Equity Ratio of the Company does not exceed 4.5 to 1.0. This additional capacity would be in addition to any available capacity under the “Consolidated Net Income” restricted payments builder basket in the Indenture. The Consent Solicitation will expire at 5:00 P.M., New York City time, on October 3, 2023 (the “Expiration Time”), unless extended by the Company.

If the conditions set forth in the Consent Solicitation Statement are satisfied (including the receipt of consents from holders representing at least a majority in aggregate principal amount of the outstanding Notes by the Expiration Time) or waived, the Company will pay to each holder who validly delivers a consent (and does not validly revoke such consent) prior to the Expiration Time a cash payment equal to $15.00 per $1,000 principal amount of Notes for which such holder has validly delivered (and not validly revoked) its consent prior to the Expiration Time (the “Consent Fee”). Holders who do not validly deliver their consent, or who validly revoke their consent prior to the Expiration Time, will not receive the Consent Fee.

This news release is for informational purposes only and the Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Consent Solicitation Statement does not constitute a solicitation of consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable securities laws. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendment. Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed Amendment.

Jefferies LLC is acting as the Solicitation Agent for the Consent Solicitation. Any persons with questions regarding the Consent Solicitation should contact Jefferies LLC by calling (212) 778-8348.

The Information Agent and Tabulation Agent for the Consent Solicitation is Ipreo LLC. Copies of the Consent Solicitation Statement may be obtained from the Information Agent by calling (888) 593-9546.

Investor Relations Contact:

Lindsay Savarese

(212) 331-8417

IR@enova.com

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 8.6 million customers with over $51 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are forward looking statements. These forward-looking statements reflect the current view of management and are subject to various risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.